                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-13074 of Chunghwa Telecom Co., Ltd. on Form F-1 of our report dated March 7, 2003, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



/s/ TN Soong & Co.
------------------------
TN Soong & Co.
(Associate Member Firm of Deloitte Touche Tohmatsu Effective April 22, 2002) (Formerly a Member of Firm of Andersen Worldwide, SC)
Taipei, Taiwan
The Republic of China

April 17, 2003